Exhibit 10.24

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of March 17, 2015 (this “Agreement”), is entered into by and among BREKFORD CORP., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”), as such Schedule I may be amended in accordance with Section 8 hereof.

RECITALS

A.           On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of the Company’s capital stock.

B.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A and the Warrant (as defined below) attached hereto as Exhibit B.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes and Warrants.

(a) Issuance of Notes.  Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto.  The obligations of the Investors to purchase Notes are several and not joint.  The aggregate principal amount for all Notes issued hereunder on the First Closing Date shall not exceed $715,000. The aggregate principal amount for all Notes, if any, issued hereunder on the Second Closing Date shall not exceed $440,000.

(b) Issuance of Warrants.  Concurrently with the issuance of the Notes to the Investors, the Company will issue to each Investor a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to a number of shares of Common Stock (the “Warrant Shares”) equal to the number of shares set forth opposite each Investor’s name on Schedule I hereto.

(c) Delivery. The initial sale and purchase of the Notes and Warrants shall take place at a closing (the “First Closing”) to be held at such place and time as the Company and the Investors may determine (the “First Closing Date”). At the First Closing, the Company will deliver to each of the Investors the Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Part A of Schedule I hereto (the “Purchase Price”), minus $20,000 as a credit for legal and due diligence expenses ($7,500 of which has been paid by the Company on or prior to the date of  this Agreement).  Each of the Company and Gemini Master Fund, Ltd. (the “Gemini Investor”) may, but are not obligated to, mutually agree in writing to conduct a second closing on or before May 1, 2015 (the “Second Closing”) to be held at such place and time as the Company and the Gemini Investor may mutually agree in writing (the “Second Closing Date”).  The Company agrees that if the Gemini Investor does not agree to conduct a Second Closing, the Company may not conduct a Second Closing with another Investor.  At such Second Closing, the Company will deliver to the Gemini Investor the Note and Warrant to be purchased by the Gemini Investor, against receipt by the Company of the corresponding Purchase Price set forth on Part B of Schedule I hereto.  Each of the Notes and Warrants will be registered in such Investor’s name in the Company’s records.

(d) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

(e) Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule, attached as Schedule II, delivered to the Investor at the applicable Closing (each, a “Disclosure Schedule”), the Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) subject to the Required Approvals, violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(f) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement (collectively, the “Required Approvals”).

(g) No Violation or Default. None of the Company or the Company’s subsidiaries is in violation of or in default with respect to (i) its Charter Documents or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(h) Litigation. Except as set forth in Item 2(h) of the Disclosure Schedule or any SEC Report (as defined below), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company or the Company’s subsidiaries at law or in equity in any court or before any other governmental authority that if adversely determined (i) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect or (ii) adversely affects or challenges the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby.

(i) Title. The Company and the Company’s subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties as reflected in the most recent financial statements included in the SEC Reports (except those assets and properties disposed of in the ordinary course of business since the date of such financial statements) and all respective assets and properties acquired by the Company and the Company’s subsidiaries since such date (except those disposed of in the ordinary course of business). Except as set forth in the SEC Reports, such assets and properties are subject to no Lien other than (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business.

(j) Intellectual Property.  The Company and the Company’s subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary or material for its business as now conducted and as proposed to be conducted, without any conflict with, or infringement of the rights of, others which could reasonably be expected to have a Material Adverse Effect.

(k) SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company is an issuer subject to Rule 144(i) under the Securities Act.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations cash flow for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(l) Equity Securities.  The Company’s total authorized and issued capitalization is as set forth in Item 2(l) of the Disclosure Schedule. The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s Charter Documents in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in Item 2(l) of the Disclosure Schedule or in the SEC Reports, there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. Except as set forth in Item 2(l) of the Disclosure Schedule, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s Charter Documents as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as set forth in Item 2(l) of the Disclosure Schedule or in the SEC Reports, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act, relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

(m) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to Investors by or on behalf of the Company or the Company’s subsidiaries in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith.

(n) Operating Company.  The Company is an “operating company” within the meaning of Section 22062(b)(2) of the California Financial Code in that (A) it primarily engages, wholly or substantially, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale, or the research or development, of a product or service other than the investment of capital, (B) it is not an individual or sole proprietorship, (C) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person, and (D) it intends to use the proceeds from the sale of the Notes and Warrants extended to it solely for the operation of the Company’s business and uses other than personal, family, or household purposes. The Company’s board of directors, in the exercise of its fiduciary duties, has approved the sale of the Notes based upon a reasonable belief that the loans represented by the Notes are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

(o) No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Notes and the Warrants; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes and the Warrants (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(p) Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that the Investors are acting solely in their capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investors or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to the Investors that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q) Acknowledgment Regarding Purchasers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Investors have not been asked by the Company to agree, nor have the Investors agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Investors, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Investors, and any counterparties in “derivative” transactions to which an Investor is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Investors shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction.  The Company further understands and acknowledges that (y) the Investors may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(r) Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note and Warrant as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor.  This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance.

(i) Such Investor has been advised that the Notes, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that, the Company is under no obligation to effect any such registration with respect to the Notes, the Warrants or the underlying securities or to file for or comply with any exemption from registration.

(ii) Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes or Warrants to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

(iii) The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment in the Securities, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(iv) At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete.

(v) Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement

(vi) The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.

(c) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes and the Warrants.

(d) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(e) Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(f) No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any Disqualification Event (as defined in Section 2(o)), except for Disqualification Events covered by Rule 506(d)(2)[(ii) or (iii)] or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4. Conditions to First Closing of the Investors. Each Investor’s obligations at the First Closing are subject to the fulfillment, on or prior to the First Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the First Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the First Closing Date with respect to the Required Approvals, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Legal Requirements. At the First Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement; and

(ii) Each Note and Warrant issued hereunder;

(f) Corporate Documents. The Company shall have delivered to the Investors each of the following:

(i) A certificate of the Secretary of the Company, dated the First Closing Date, certifying (a) that the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the First Closing Date; and (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement, the Warrants, and the Notes and the consummation of the transactions contemplated hereby and thereby; and

(ii) A Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the First Closing Date by the Secretary of State of Delaware and a Certificate of Good Standing certified as of a recent date prior to the First Closing Date by the Secretary of the States of Maryland, Florida, New Jersey and Virginia.

5. Conditions to Second Closing of the Investors. If the Company and the Gemini Investor have mutually agreed in writing to conduct the Second Closing, then the obligations of the Gemini Investor and any other Investor participating in the Second Closing are subject to the fulfillment, on or prior to the Second Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors participating in the Second Closing:

(a) Representations and Warranties.  The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects on the Second Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Second Closing Date with respect to the Required Approvals, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants at the Second Closing.

(c) Legal Requirements. At the Second Closing, the sale and issuance by the Company, and the purchase by the Investors participating in the Second Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d) Transaction Documents. The Company shall have duly executed and delivered to the Investors participating in the Second Closing each Note and Warrant to be issued at the Second Closing and shall have delivered to such Investors fully executed copies, if applicable, of all documents delivered to the Investors participating in the initial Closing.

(e) Corporate Documents. The Company shall have delivered to the Investors a certificate of the Secretary of the Company, dated such Second Closing Date, certifying that the certifications made in the certificate of the Secretary of the Company delivered to the Investors at the initial Closing remain true and correct.

6. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the First Closing and at the Second Closing is subject to the fulfillment, on or prior to the First Closing Date or the Second Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the First Closing Date and the Second Closing Date.

(b) No Default. No Event of Default, and no event or condition that, with the passage of time or giving of notice or both would be an Event of Default, shall have occurred and be continuing.

(c) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the First Closing Date or the Second Closing Date with respect to any Required Approvals, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(d) Legal Requirements. At the First Closing and at the Second Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(e) Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note and Warrant being purchased by such Investor referenced in Section 1(b) hereof.

7. Additional Covenants of the Company.

(a) Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investors shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that the Investors shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(b) Indemnification of Investors.   Subject to the provisions of this paragraph, the Company will indemnify and hold the Investors and their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls an Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons, as applicable, (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and reasonable costs of investigation that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of the Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor Party may have with any such shareholder or any violations by such  Investor Party of state or federal securities laws or any conduct by the Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Investor Parties.  The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or in the other Transaction Documents.  The indemnification required by this paragraph shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(c) Reservation and Listing of Securities.

(i) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents and shall confirm the adequacy of such reserve upon written request of an Investor.

(ii) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the number of shares of Common Stock required to fulfill the Company’s obligations in full under the Notes and Warrants (the “Required Minimum”) on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(iii) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

(d) Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investors. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investors.

(e) Prohibition on Variable Rate Transactions and Section 3(a)(10) Transactions.  The Company agrees not to (i) for a period of up to two (2) years from the Closing Date, enter into any financing transactions that contain a conversion price that changes daily or varies based on the current market price of the common stock (a “Variable Rate Transaction”), or (ii) enter into any debt settlement agreements pursuant to Section 3(a)(10) of the Securities Act, in each case except pursuant to a written consent instrument signed by each of the Company, Gemini Master Fund, Ltd. or its assigns (“Gemini”) and the Holders (including if applicable, Gemini) holding a Majority in Interest.

(f) Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Investor in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

(g) Fees and Expenses.  At the First Closing under Section 2.1, the Company has agreed to reimburse Gemini the non-accountable sum of $20,000.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by an Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

(h) Short Sales and Confidentiality After The Date Hereof. Each Investor, severally and not jointly with the other Investors, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period commencing with the Discussion Time and ending at such time the transactions contemplated by this Agreement are first publicly announced.  Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(i) Post-Closing.  Within ten days after the First Closing Date, the Company will deliver to the Investors a Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date by the Secretary of the States of California, North Carolina and Pennsylvania.

8. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement, the Warrants and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest; provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b) Governing Law; JUDICIAL REFERENCE.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to the principles thereof regarding the conflict of laws. The Company irrevocably (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, California in connection with any dispute or proceeding arising out of or relating to this Agreement or any other Transaction Document, (b) agrees that all claims in respect of any such dispute or proceeding may only be heard and determined in any such court, (c) expressly submits to the venue of any such court for the purposes hereof, and (d) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by reputable overnight courier (e.g., FedEx) or certified mail, postage prepaid, to such party's address as provided for herein, such service to become effective ten (10) calendar days after such mailing. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Agreement, the other Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for San Diego County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(e) and 8(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal place of business, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f) Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest (other than by merger)  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investors.”

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 7020 Dorsey Road, Hanover, Maryland 21076, Tel: (443) 557-0200, Fascimile: (443) 557-0201 with a copy to Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, Attention: Thomas A. Rose, Esq., Fax: (212) 930-9725 or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i) Expenses. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents.  The Company shall also pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Investors with respect to any amendments or waivers hereof requested by the Company or in the enforcement or attempted enforcement of any of the obligations of the Company to the Investors under the Transaction Documents or in preserving any of the Investors’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company or any of its subsidiaries).

(j) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable

(m) No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(o) Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

BREKFORD CORP.
a Delaware corporation

By:
Name:
Title:

INVESTOR:

GEMINI MASTER FUND, LTD.

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF INVESTORS

PART A – FIRST CLOSING

Name and Address	Face Amount of Note	Purchase Price	Warrant (Number of shares of Common Stock)
Gemini Master Fund, Ltd. Address for all notices: Gemini Master Fund, Ltd. 619 South Vulcan Ave., Suite #203, Encinitas, CA 92024 Attn: Steven Winters Tel.: (858) 480-2828	$715,000	$650,000	780,000 shares of the Company’s common stock, par value $0.001 per share (subject to adjustment as provided in the Warrant)

SCHEDULE I (continued)

SCHEDULE OF INVESTORS

PART B – SECOND CLOSING

Name and Address	Face Amount of Note	Purchase Price	Warrant (Number of shares of Common Stock)
Gemini Master Fund, Ltd. Address for all notices: Gemini Master Fund, Ltd. 619 South Vulcan Ave., Suite #203, Encinitas, CA 92024 Attn: Steven Winters Tel.: (858) 480-2828	$440,000	$400,000	480,000 shares of the Company’s common stock, par value $0.001 per share (subject to adjustment as provided in the Warrant)

SCHEDULE II
DISCLOSURE SCHEDULE

Item 2(h) - Litigation

None.

Item 2(l) – Equity Securities

Authorized Shares

●	Preferred stock, $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding.

●	Common stock, $0.0001 par value; 150,000,000 shares authorized; approximately 44,632,569 shares issued and outstanding as of March 16, 2015.

Convertible Securities

1.  On November 4, 2014, Brekford Corp. (the "Company") entered into Promissory Note Extension Agreements (the "Agreements") with C.B. Brechin and Scott Rutherford for the purpose of extending the maturity dates (the "Maturity Date") of its $250,000 unsecured promissory note issued to Mr. Brechin and its $250,000 unsecured promissory note issued to Mr. Rutherford, both issued on November 9, 2009 (the "Promissory Notes"), until the earlier of (i) November 9, 2015 or (ii) the date that is 10 business days from the date on which the Company closes any equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. Prior to the parties' entry into the Agreements, the Maturity Date was the earlier of (a) November 9, 2014 or (b) the date that is 10 business days from the date on which the Company closes any equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. As of September 30, 2014, the aggregate amount outstanding under the Promissory Notes was $500,000. The form of Agreement will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2014 as required by Item 601(b)(10) of Regulation S-K.

2.  On February 20, 2014, Brekford Corp. (the “Company”) entered into Non-Qualified Stock Option Agreements for Non-Employee Directors (the “Option Agreements”) with its independent board members.  A total of 225,000 options were issued at an exercise price of $0.20, expiring on February 20, 2019 and vesting over a three-year period at a rate of 33-1/3% per year.

Transfer Restrictions

None.

Preemptive or other Contractual Rights

None.

Registration Rights

None.

Exhibit A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BREKFORD CORP.

6% CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $715,000	Issue Date: March 17, 2015
Original Purchase Price: $650,000

FOR VALUE RECEIVED, BREKFORD CORP., a Delaware corporation (the “Company”) promises to pay to GEMINI MASTER FUND, LTD., or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of SEVEN HUNDRED FIFTEEN THOUSAND Dollars ($715,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 6.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) March 17, 2017 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Purchase Agreement (as defined herein).  Certain capitalized terms used herein are defined in Section 6.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. Upon ten business days’ prior written notice to Investor, the Company may prepay this Note in whole, but not in part, together with a premium equal to 10% of the outstanding principal amount to be prepaid, plus all accrued and unpaid interest on this Note, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due and payable under this Note, second to the prepayment premium and to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

(c) Mandatory Prepayment and Investor Put Right.

(i) At any one or more times on or after the first anniversary of the date of this Note (the "Put Date"), the Investor shall have the right (the "Put Right"), but not the obligation, to cause the Company to, at the written request of the Investor (a “Put Notice”), prepay this Note in whole, together with all accrued and unpaid interest on this Note.  Within five (5)  business days after Investor delivers a Put Notice to the Company, the Company shall prepay this Note in whole in cash, together with all accrued and unpaid interest on this Note.  Any payment made pursuant to this Section shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(ii) In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control, together with a premium equal to 10% of the outstanding principal amount to be prepaid.

2. Covenants.

(a) As long as any portion of this Note remains outstanding, unless a Majority in Interest shall have otherwise given prior written consent, the Company will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any indebtedness, except (i) the Obligations, (ii) indebtedness in an amount existing on the date hereof and set forth in Schedule A hereto, but not any extensions, renewals or replacements of any such indebtedness, (iii) current trade accounts payable incurred in the ordinary course of business, (iv) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets and (iv) Subordinated Debt.  Nothwithstanding the foregoing, nothing contained in this Section 2(a) shall require the Company to obtain the consent of a Majority in Interest for any Permitted Subordinated Indebtedness.

(b) The Company will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(c) The Company will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) The Company will not (i) enter into any financing transactions that contain a conversion price that changes daily or varies based on the current market price of the common stock (a “Variable Rate Transaction”), or (ii) enter into any debt settlement agreements pursuant to Section 3(a)(10) of the Securities Act, in each case except pursuant to a written consent instrument signed by the Company and a Majority in Interest.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company or any of its subsidiaries shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within three (3) business days of such failure to pay; or

(b) Breaches of Covenants. The Company or any of its subsidiaries shall fail to observe or perform the covenant set forth in Section 2(a) or 2(d) hereof, which failure is not cured, if possible to cure, within five (5) business days after such failure; or

(c) Breaches of Covenants. The Company or any of its subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in the Transaction Documents (other than those specified in Section 3(a) or 3(b)) and such failure shall continue for five (5) business days; or

(d) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company or any of its subsidiaries to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e) Other Payment Obligations. (1) Defaults shall exist under any agreements of the Company or any of its subsidiaries with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company or any of its subsidiaries, in each case, in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000); or (2) defaults shall exist under any agreements of the Company or any of its subsidiaries with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company or any of its subsidiaries, in each case, if such indebtedness for borrowed money ranks pari passu with the Obligations or is subordinated to the Obligations; or

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its subsidiaries, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(h) Judgments. A final judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

(i) Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(j) Current Public Company Filing Requirements.  The Company does not meet the current public information requirements under Rule 144 promulgated under the Securities Act by the United States Securities and Exchange Commission, which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) fifteen (15) Trading Days after the Company has become or should have become aware of such failure.

(k) Failure to Deliver.  The Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 5(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Note in accordance with the terms hereof.

4. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 3(f) or 3(g)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable, together with a premium equal to 10%, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(f) and 3(g), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, together with a premium equal to 15%, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.  Any acceleration pursuant to this Section may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section.

5. Conversion.

(a) Voluntary Conversion. At any time, and from time to time, until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder (subject to the conversion limitations set forth in Section 5(d) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount and interest of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is actually received by the Company.  No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted; provided, however, that, at the Company’s election, it shall be permitted to provide the Holder with a substitute Note of like tenor for the remaining principal amount not converted, upon receipt of which the Holder shall physically surrender this Note to the Company. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error; provided, however, that no presumption shall exist that the records of the Company are accurate. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Conversion Price.  The Conversion Price in effect on any Conversion Date shall have the meaning set forth in Section 6.

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and interest to be converted by (y) the Conversion Price.

(ii) Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the six month anniversary of the Original Issue Date provided the Holder is not an Affiliate, shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Note, provided further than any certificate or certificates to be issued without any restrictive legend on or prior to a Share Delivery Date may only be done in connection with a bona fide sale of such securities as a result of the requirements under Rule 144(i) promulgated under the Securities Act. On or after the six month anniversary of the Issue Date, provided the Holder is not an Affiliate, the Company shall use its best efforts, to deliver any certificate or certificates required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(iii) Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 125% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  Upon the Company’s failure to deliver Conversion Shares within the period specified herein, the Holder shall have the right to pursue all remedies available to it under the transaction documents, including the declaration of an Event of Default, and at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason (other than as a result of any request to deliver any such certificate(s) without a restrictive legend that is not in connection with a sale of such securities) to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 5(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(c)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In that includes evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(vi) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holder of the Notes), not less than 150% such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then-outstanding principal amount of this Note and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii) Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(d) Holder’s Conversion Limitations.  The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 5(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase (up to a maximum of 9.99%) or decrease the Beneficial Ownership Limitation provisions of this Section 4(d).  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Affiliate” shall mean an affiliate as such term is defined in Rule 144 under the Securities Act of 1933, as amended (or a successor rule).

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 25% of the outstanding voting securities of the Company (other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes), (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company to another Person and the stockholders of the Company immediately prior to such transaction do not own at least 75% of the aggregate voting power of the acquiring entity immediately after the transaction.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

“Conversion Price” shall mean a price per share equal to the higher of (i) the Sale Price and (ii) the Floor Price.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Exchange Act” shall mean the Exchange Act of 1934, as amended.

“Floor Price” shall mean a price per share equal to $0.10 provided, however, that if on or after the date of the Purchase Agreement the Company sells any Common Stock or Common Stock Equivalents at an effective price per share that is less than $0.10 per share, then such shall be equal to the par value of the Company’s Common Stock then in effect.

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority in Interest” shall mean Investors holding more than 50% of the aggregate outstanding principal amount of the Notes.

"Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or condition, financial or otherwise, of the Company and the subsidiaries taken as a whole, (ii) the ability of the Company to perform any of its obligations under this Note or any other Transaction Document or (iii) the rights of or benefits available to the Investor under this Note or any other Transaction Document.

“Notes” shall mean the convertible promissory notes issued pursuant to the Purchase Agreement by the Company.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Permitted Subordinated Indebtedness” means indebtedness of up to $250,000, in the aggregate, issued on or after the date hereof that (i) is expressly subordinate to the Notes pursuant to documentation in form and substance satisfactory to the Majority in Interest and (ii) matures at a date later than the 91st day following the Maturity Date.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean the Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

“Sale Price” shall mean a price per share equal to the lesser of (i) $0.25 per share and (ii) 70% of the average of the lowest three VWAPs for the twelve (12) trading days prior to such conversion.

“Securities” means the Notes, the Warrants, the Warrant Shares and the Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subordinated Debt” shall mean indebtedness for borrowed money (including without limitation convertible indebtedness) of the Company or any of its subsidiaries that is expressly subordinated to the Obligations on terms and conditions, and pursuant to documentation, satisfactory to the Majority in Interest.

“Transaction Documents” shall mean this Note, each of any other Notes, the Purchase Agreement and the Warrants.

“VWAP” shall mean, as of any particular date, (i) the daily volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed, (ii) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day, (iii) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system (the "OTC Bulletin Board"), the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink (the "Pink OTC Markets") or similar quotation system or association for such day or (iv) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a Majority in Interest then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company; provided, that if the Common Stock is listed on any domestic securities exchange, the term "business day" means business days on which such exchange is open for trading.

“Warrants” shall mean the warrants issued to Investor under the Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(iii) Subject to Section 7(a)(ii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iv) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(v) Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)[(ii) or (iii)] or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Default Rate. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%).

(g) Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(i) Jurisdiction and Venue. Each of Investor and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in San Diego County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Southern District of California), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons.

(j) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.  If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note, the Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

BREKFORD CORP.
a Delaware corporation

By:
Name:
Title:

AGREED TO AND ACCEPTED:

GEMINI MASTER FUND, LTD.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 6% CONVERTIBLE PROMISSORY NOTE of BREKFORD CORP., a Delaware corporation, (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 5 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.  The undersigned agrees to comply with applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Interest to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

Exhibit B

FORM OF WARRANT

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BREKFORD CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
BREKFORD CORP.

1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by BREKFORD CORP., a Delaware corporation (the “Company”), GEMINI MASTER FUND, LTD., a Cayman Islands company or registered assigns (the “Holder”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the fifth anniversary of the Issue Date occurs (the “Expiration Date”), 780,000 fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as such number of Warrant Shares may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”).  This Warrant is being issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of March 17, 2015 (the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2. Exercise of Warrant.

2.1. General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by email or facsimile transmission) a completed and duly executed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date such Notice of Exercise is either faxed, emailed or delivered to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder shall tender this Warrant to the Company within five (5) Trading Days thereafter, but only if the Warrant Shares to be delivered pursuant to the Notice of Exercise have been delivered to the Holder as of such date. The Notice of Exercise shall be executed by the Holder and shall indicate (i) the number of Warrant Shares (as defined below) to be issued pursuant to such exercise, and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

For purposes of this Warrant, the term “Trading Day” means any day during which the principal market on which the Common Stock is traded (the “Principal Market”) shall be open for business.

(b)  If at any time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then to the extent this Warrant is not previously exercised, and if the Market Price of one Warrant Share is greater than the Exercise Price, the Holder may elect to receive Warrant Shares, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of Shares computed using the following formula:

X = Y (A-B)
      A

WhereX =the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =the Market Price (at the date of such calculation).

B =Exercise Price (as adjusted to the date of such calculation).

For the purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” shall mean an affiliate as such term is defined in Rule 144 under the Securities Act of 1933, as amended (or a successor rule).

“Aggregate Exercise Price Payable” shall mean the product of multiplying the number of Warrant Shares exercisable by the Exercise Price.

“Closing Price” shall mean the 4:00 P.M. last sale price of the Common Stock on the Principal Market on the relevant Trading Day(s), as reported by Bloomberg LP (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company) (“Bloomberg”) for the relevant date.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

 “Exercise Price” shall mean $0.50 per share of Common Stock, subject to adjustments herein.

“Issue Date” shall mean March 17, 2015.

“Market Price” shall mean the Closing Price for the Common Stock on the Trading Day that is two Trading Days prior to the Exercise Date.

“Note” shall mean that certain 6% Convertible Note issued by the Company to the Holder on the Issue Date pursuant to the Purchase Agreement, as the same may be amended from time to time, and including any note(s) that replace or are exchanged for such referenced note.

(c) If the Notice of Exercise form elects a “cash” exercise (or if the cashless exercise referred to in the immediately preceding subsection (b) is not available in accordance with the terms hereof), the Exercise Price per share of Common Stock for the Warrant Shares shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment to the Company, if any, of the Exercise Price for the Warrant Shares, together with the surrender of this Warrant (if required), the Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is paid to the Company (or with respect to a “cashless exercise,” the date that is three (3) Trading Days following the Exercise Date) (the “Delivery Date”), provided that all DWAC eligible conditions are then satisfied, deliver or cause the Company’s Transfer Agent to deliver the applicable Warrant Shares electronically via the Deposit/Withdrawal at Custodian (“DWAC”) system to the account designated by the Holder on the Notice of Exercise.  If all DWAC eligible conditions are not then satisfied, the Company shall instead issue and deliver or cause to be issued and delivered (via reputable overnight courier) to the address as specified in the Notice of Exercise, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder shall be entitled.  For the avoidance of doubt, the Company has not met its obligation to deliver Warrant Shares by the Delivery Date unless the Transfer Agent has posted the shares for DWAC pickup and the Holder or its broker, as applicable, has been notified of this availability, or if the DWAC eligible conditions are not then satisfied, has actually received the certificate representing the applicable Warrant Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.  Notwithstanding the foregoing, any certificate or certificates representing the Warrant Shares to be issued without any restrictive legend on or prior to a Delivery Date may only be done in connection with a bona fide sale of such securities as a result of the requirements under Rule 144(i) promulgated under the Securities Act.

(e) If Warrant Shares are delivered later than as required under subsection (d) immediately above (other than as a result of any request to deliver any such certificate(s) without a restrictive legend that is not in connection with a sale of such securities), the Company agrees to pay, in addition to all other remedies available to the Holder in the Transaction Documents, a late charge equal to the greater of (i) $1,000.00 and (ii) 1% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (2) the Closing Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating this Warrant, per Trading Day until such Warrant Shares are delivered. The Company shall pay any late charges incurred under this subsection in immediately available funds upon demand; provided, however, that, at the option of the Holder (without notice to the Company), such amount owed may be added to the principal amount of the Note.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares as required under subsection (d) immediately above, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the late charge described above shall be payable through the date notice of revocation or rescission is given to the Company.

(f) The Holder shall be deemed to be the holder of the Warrant Shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2. Ownership Limitation. If at any time after the Closing, the Buyer shall or would receive shares of Common Stock in payment of interest or principal under Note, upon conversion of Note, under the Warrant, or upon exercise of the Warrant, so that the Buyer would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to the Buyer and the Buyer shall not receive any shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by the Buyer. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Buyer.

3. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of the Holder. The Holder shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Certain Adjustments.

5.1. Capital Adjustments. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, Market Price (in the event of a cashless exercise), and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

5.3. Dilutive Issuances. If the Company, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the Aggregate Exercise Price Payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.3 in respect to Exempt Issuances. For purposes of this Section, “Exempt Issuances” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, consultants or collaborators of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that the terms of such securities are not amended or changed after the date hereof, (c) securities issued pursuant to commercial collaborations, acquisitions or strategic transactions approved by a majority of the disinterested directors whose primary purpose is not to raise capital (d) securities issued in connection with any bona fide commercial loan or debt transaction with third persons, provided that the primary purpose of such transaction is not to raise equity capital and is approved by the Company’s Board of Directors in good faith, (e) any Permitted Subordinated Indebtedness or (f) any Dilutive Issuance in any amount less than $25,000. The Company shall notify the Holder in writing, no later than three Trading Days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.3, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. Without limiting any other provision contained herein, when any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the number of shares of Common Stock outstanding or deemed to be outstanding, and (b) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant Agent (as defined below) appointed pursuant to Section 8 hereof.  Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7. Transfer to Comply with the Securities Act. This Warrant, and the Warrant Shares, have not been registered under the Securities Act. This Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant may only be sold, transferred, pledged or hypothecated (other than to an Affiliate) if (a) there exists an effective registration statement under the Securities Act relating to such security or (b) the Company has received an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act. Until such time as registration has occurred under the Securities Act, each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7. Any such transfer shall be accompanied by a transferor assignment substantially in the form attached to this Warrant as Exhibit B (the “Transferor Assignment”), executed by the transferor and the transferee and submitted to the Company. Upon receipt of the duly executed Transferor Assignment, the Company shall register the transferee thereon as the new Holder on the books and records of the Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of the Holder.

8. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

9. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the Holder as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. Notices.  Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

11. Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement and all the other Transaction Documents, taken together, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

12. Governing Law.  This Warrant shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to the principles thereof regarding the conflict of laws. The Company and, by accepting this Warrant, the Holder, each irrevocably (a) consent to and expressly submit to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, California in connection with any dispute or proceeding arising out of or relating to this Warrant, (b) agree that all claims in respect of any such dispute or proceeding may only be heard and determined in any such court, (c) expressly submit to the venue of any such court for the purposes hereof, and (d) waive any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. The Company and, by accepting this Warrant, the Holder, each hereby irrevocably consent to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by reputable overnight courier (e.g., FedEx) or certified mail, postage prepaid, to such party’s address as provided for herein, such service to become effective ten (10) calendar days after such mailing. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. Remedies.  The remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to the Holder in the Transaction Documents, law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signature delivered via facsimile or email shall be considered original signatures for purposes hereof.

15. Descriptive Headings.  Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16. Attorney’s Fees.  In the event of any litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

17. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer thereunto duly authorized.

Dated: March 17, 2015

THE COMPANY:

BREKFORD CORP.

By:

Name:

Title:

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:           BREKFORD CORP.
ATTN: _______________
VIA FAX TO: (    )______________
VIA EMAIL TO: (    )______________

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Shares of Common Stock dated as of March 17, 2015 (the “Warrant”), to purchase shares of the common stock, $0.001 par value (“Common Stock”), of BREKFORD CORP., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

CASH: $__________________________ = (Exercise Price x Warrant Shares)

Payment is being made by:

enclosed check

wire transfer

other

CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Holder: ______*

* X = Y (A-B)
      A

WhereX =the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =the Market Price (at the date of such calculation).

B =Exercise Price (as adjusted to the date of such calculation).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder’s right to exercise thereunder. The Holder believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares of Common Stock than permitted under Section 2.2, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of the maximum number of such shares permitted under such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile or email to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or email or facsimile transmission of this Notice of Exercise; provided that the Warrant Shares to be delivered pursuant to this Notice of Exercise have been delivered to the Holder as of such date.

To the extent the Warrant Shares are not able to be delivered to the Holder via the DWAC system, please deliver certificates representing the Warrant Shares to the Holder via reputable overnight courier after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

Dated:           _____________________

___________________________
[Name of Holder]

By:________________________

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the Warrant to Purchase Shares of Common Stock dated as of March 17, 2015 (the “Warrant”) to purchase the percentage and number of shares of common stock, $0.001 par value (“Common Stock”), of BREKFORD CORP. specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s), and appoints each such person attorney to transfer the undersigned’s respective right on the books of BREKFORD CORP. with full power of substitution in the premises.

Transferees                                           Percentage Transferred                                            Number Transferred

Dated:___________, ______

______________________________
[Transferor Name must conform to the name of Holder as specified on the face of the Warrant]

By: ___________________________
Name: _________________________

Signed in the presence of:

_________________________
(Name)

ACCEPTED AND AGREED:

_________________________
[TRANSFEREE]

By: _______________________
Name: _____________________